UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 23, 2015

DARLING INGREDIENTS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-13323	36-2495346
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

251 O’CONNOR RIDGE BLVD., SUITE 300, IRVING, TEXAS 75038

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 717-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Effective September 23, 2015, Darling Ingredients Inc. (the “Company”) entered into an amendment (the “Second Amendment”) to its Second Amended and Restated Credit Agreement, dated as of January 6, 2014 (the “Credit Agreement”), among the Company, as borrower, the other subsidiary borrowers party thereto, JPMorgan Chase Bank, N.A., as administrative agent, the lending institutions party thereto and the other agents party thereto.

The Second Amendment was executed to, among other things, (a) amend the maximum total leverage ratio the Company may not exceed from 5.00:1.00 to 5.50:1.00, (b) amend the pricing terms for borrowings under the Company’s Term A Loan and its revolving facility and related commitment fees and letter of credit fees if the Company’s total leverage ratio is greater than 4.25:1.00 and (c) modify certain negative covenants. The amendment provides the Company with improved flexibility to manage and grow its global operations.

The summary set forth above is not intended to be complete and is qualified in its entirety by reference to the full text of the Second Amendment attached hereto as Exhibit 10.1.

Item 9.01.	Exhibits.

10.1	Second Amendment to the Second Amended and Restated Credit Agreement, dated as of September 23, 2015, among the Company, as the parent borrower, the other subsidiary borrowers party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and certain lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARLING INGREDIENTS INC.

Date: September 25, 2015	By:	/s/ John F. Sterling
John F. Sterling
Executive Vice President and General Counsel

EXHIBIT LIST

Exhibit Number	Description

10.1	Second Amendment to the Second Amended and Restated Credit Agreement, dated as of September 23, 2015, among the Company, as the parent borrower, the other subsidiary borrowers party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and certain lenders party thereto.